DATASCOPE CORP.
14 Philips Parkway
Montvale, New Jersey 07645

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
December 12, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Datascope Corp. (the “Corporation”) will be held at 11:00 a.m., local time, on December 12, 2006, at the JPMorganChase - Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017-2070, for the following purposes:

1.	To elect two directors of the Corporation to hold office until the 2009 Annual Meeting of Shareholders and until the election and qualification of their respective successors; and

2.	To transact such other business as may properly come before the meeting.

Only holders of record of the Corporation’s common stock at the close of business on October 23, 2006 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Such shareholders may vote in person or by proxy.

SHAREHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

SCOTT D. KANTOR Secretary

Dated: October 27, 2006

DATASCOPE CORP.
14 Philips Parkway
Montvale, New Jersey 07645

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Datascope Corp. (the “Corporation”) of proxies to be used at the Annual Meeting of Shareholders of the Corporation to be held at 11:00 a.m., local time, on December 12, 2006, at the JPMorganChase - Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017-2070, and at any adjournment or postponement thereof. The purposes of the Annual Meeting of Shareholders are:

1.	To elect two directors of the Corporation to hold office until the 2009 Annual Meeting of Shareholders and until the election and qualification of their respective successors; and

2.	To transact such other business as may properly come before the meeting.

If proxy cards in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below and (ii) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment or postponement thereof. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a shareholder cast in person at the meeting. If a proxy is not returned, the shares represented by such proxy will not be voted. The approximate date of mailing of this Proxy Statement is November 9, 2006.

VOTING

Holders of record of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), on October 23, 2006 will be entitled to vote at the Annual Meeting of Shareholders or any adjournment or postponement thereof. As of that date, there were 15,208,818 shares of Common Stock outstanding and entitled to vote. A majority of the outstanding shares of Common Stock represented at the Annual Meeting of Shareholders in person or by proxy will constitute a quorum for the transaction of business. Abstentions and broker non- votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business; however, unreturned proxies are not counted for purposes of determining the presence or absence of a quorum. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting of Shareholders, including the election of directors.

The two nominees receiving the highest number of affirmative votes cast at the Annual Meeting of Shareholders shall be elected as directors. Abstentions, broker non-votes and shares represented by unreturned proxies are not considered votes cast and will have no effect on the outcome of the matters scheduled to be considered at the Annual Meeting of Shareholders. The Board of Directors recommends a vote FOR each of the nominees for director named below.

ITEM 1. ELECTION OF DIRECTORS

Two directors are to be elected at the Annual Meeting of Shareholders. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. All such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

The following information is supplied with respect to the nominees for election as directors of the Corporation in Class III, and for the directors in Classes I and II whose terms expire at the Annual Meeting of Shareholders occurring in 2007 and 2008, respectively, and until the election and qualification of their respective successors. Unless otherwise indicated below, each director has had the principal occupation(s) indicated on the table for five years or more.

NOMINEES FOR DIRECTOR

CLASS III (If elected, each director will hold office until the 2009 Annual Meeting of Shareholders.)

Name of Director	Age	Principal Occupation or Employment	Has Been a Director of the Corporation During

Lawrence Saper	78	Chairman of the Board and Chief Executive Officer of the Corporation	1964 to present

Robert Klatell	60	Director (1)	2003 to present

(1)
Mr. Klatell has served as Chief Executive Officer of DICOM Group plc since December 2005. Mr. Klatell served as Executive Vice President of Arrow Electronics, Inc. from July 1995 until December 2003 and served on the Board of Directors of Arrow Electronics, Inc. from May 1989 to December 2003. Mr. Klatell is also a director of Mediagrif Interactive Technologies Inc. and TTM Technologies, Inc.

DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING

CLASS I (Term expires at the 2007 Annual Meeting of Shareholders.)

Name of Director	Age	Principal Occupation or Employment	Has Been a Director of the Corporation During

William L. Asmundson	69	Director (2)	1969 to 2000 2001 to present

James J. Loughlin	63	Director (3)	2004 to present

(2)
Mr. Asmundson served as Vice Chairman of Rockefeller & Co., Inc. from January 2001 until his retirement in September 2001. He served as Chief Investment Officer of Rockefeller & Co., Inc. from September 2000 to December 2000 and as President and Chief Executive Officer of Rockefeller & Co., Inc. from November 1998 to December 2000.

(3)
Mr. Loughlin served 40 years with KPMG LLP until his retirement in September 2003. From 1995 to 2003, Mr. Loughlin served as a Global Lead Partner in KPMG, Short Hills, New Jersey. Mr. Loughlin also served as a member of the Board of Directors of KPMG and as chairman of the Pension and Investment Committee of the KPMG Board from 1995 to 2000. He served as a non-Board member of the Pension and Investment Committee thereafter until 2003. Mr. Loughlin is also a member of the Board of Directors of Alfacell Corporation.

CLASS II
(Term expires at the 2008 Annual Meeting of Shareholders.)

Name of Nominee	Age	Principal Occupation or Employment	Has Been a Director of the Corporation During

Alan B. Abramson	60	Attorney (4)	1996 to present

David Altschiller	65	Chief Executive Officer of Altschiller Assoc., LLC (5)	1982 to present

William W. Wyman	68	Independent Management Consultant (6)	2005 to present

(4)	Mr. Abramson has served as President of Abramson Brothers, Inc. since 1972.
(5)	Mr. Altschiller has served as a consultant to the Corporation since 1998. Mr. Altschiller has been the Chief Executive Officer of Altschiller Assoc., LLC since January 2001.
(6)
Mr. Wyman has served as an independent management consultant since 1995. Mr. Wyman was a founding partner in the consulting firm, Oliver, Wyman & Company, where he served from 1984 to 1995. Previously, he served as President of the Management Consulting Group at Booz, Allen & Hamilton in a career that began there in 1965.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the fiscal year ended June 30, 2006, the Board of Directors held four meetings. The Board of Directors acted by unanimous written consent five times and the Compensation Committee of the Board of Directors acted by unanimous written consent three times. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he served. Directors are encouraged to attend the Annual Meeting of Shareholders, and the entire Board of Directors attended the Annual Meeting of Shareholders in 2005.

The Board of Directors has an audit committee (the “Audit Committee”) consisting of Messrs. Klatell, Loughlin and Wyman. Each of the members of the Audit Committee is “independent” as defined under the National Association of Securities Dealers, Inc.’s listing standards. The primary functions of the Audit Committee are to monitor the quality and integrity of the audits of the Corporation’s financial statements, to monitor the financial reporting process and systems of internal controls regarding finance, accounting and legal and regulatory compliance, to monitor the independence, qualification and performance of the Corporation’s independent registered public accounting firm and to provide an avenue of communication between the independent registered public accounting firm, management and the Board of Directors. The Audit Committee held eleven meetings during fiscal year 2006. The Board of Directors has determined that Mr. Loughlin is a financial expert and independent as defined under applicable Securities and Exchange Commission rules.

The Board of Directors has a compensation committee (the “Compensation Committee”) consisting of Messrs. Abramson, Klatell and Loughlin. Each of the members of the Compensation Committee is “independent” as defined under applicable National Association of Securities Dealers, Inc.’s listing standards. The primary responsibilities of the Compensation Committee are to discharge the Board of Directors’ responsibilities relating to compensation of executive officers, to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement and to oversee, review and advise the Board of Directors on the adoption of policies that govern the Corporation’s compensation, equity and employee benefit plans and programs. The Compensation Committee held seven meetings during fiscal year 2006.

The Board of Directors has a nominations and corporate governance committee (the “Nominating Committee”) consisting of Messrs. Abramson, Klatell and Wyman. Each of the members of the Nominating Committee is “independent” as defined under applicable National Association of Securities Dealers, Inc.’s listing standards. The primary objectives of the Nominating Committee are to develop and recommend to the Board of Directors a set of effective corporate governance policies and procedures applicable to the Board of Directors, to identify individuals qualified to become members of the Board of Directors and its committees and to recommend to the Board of Directors the nominees to stand for election as directors and to review and recommend compensation of the members of the Board of Directors and its committees. The Nominating Committee recommends candidates based on their business experience, diversity and personal skills in technology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. The Nominating Committee employs several methods to identify candidates, which include obtaining recommendations for candidates from members of the Board of Directors and management. The Nominating Committee held six meetings during fiscal year 2006. The Nominating Committee will consider stockholder recommendations for director sent to the Nominating Committee, Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645, Attention: Secretary. Any recommendation from a stockholder should include the name, background and qualifications of such candidate and should be accompanied by evidence of such stockholder’s ownership of the Corporation’s common stock.

The charters of the Audit Committee, the Compensation Committee and the Nominating Committee are posted on the Corporation’s website at www.datascope.com. The Business Conduct Policy Guide of the Corporation, which covers all employees of the Corporation, is also posted on the Corporation’s website.

Shareholders who wish to contact an individual director, the Board of Directors or a committee of the Board of Directors should send their correspondence to Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Corporation will initially receive and process communications before forwarding them to the addressee. The Corporation generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic or that requests general information about the Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s directors and executive officers and persons who beneficially own more than 10% of a registered class of the Corporation’s equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission on a timely basis. Reporting Persons are required to furnish the Corporation with copies of all such forms that they file. Based solely on its review of such forms, the Corporation believes that all filing requirements applicable to Reporting Persons during and with respect to fiscal year 2006 were complied with on a timely basis other than as follows. A Form 4 for the grant of options to purchase 30,000 shares of Common Stock issued to Scott D. Kantor was not timely filed due to an administrative oversight. The Form 4 was subsequently filed.

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

The following table provides information as to each person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation’s voting securities as of October 1, 2006 (unless otherwise indicated):

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock (2)

Lawrence Saper	2,869,240	(3)	18.3%
Datascope Corp. 14 Philips Parkway Montvale, New Jersey 07645
AXA	1,364,367	(4)	9.0%
25 Avenue Matignon 75008 Paris, France
Private Capital Management, Inc.	1,238,755	(5)	8.1%
8889 Pelican Bay Blvd. Suite 500 Naples, Florida 34108
Barclays Global Investors, NA	993,390	(6)	6.5%
45 Fremont Street San Francisco, CA 94105

(1)
This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names as of October 1, 2006, except as otherwise disclosed in the footnotes to the table, according to information publicly filed or furnished to the Corporation by each of them.

(2)
Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of Common Stock of the Corporation outstanding as of October 1, 2006. For purposes of calculating Mr. Saper’s beneficial ownership, any shares issuable pursuant to options exercisable within 60 days of October 1, 2006 are deemed to be outstanding.

(3)
Includes (i) 32,453 shares owned by trusts created by Mr. Saper for his children and (ii) 3,150 shares owned by Mr. Saper’s wife. Also includes an option owned by Mr. Saper to purchase 500,000 shares of Common Stock, which is currently exercisable. Also includes 2,000,000 shares that Mr. Saper contributed to a grantor retained annuity trust called the Saper-A Investment Trust on July 11, 2006. Mr. Saper is the trustee of this trust.

(4)
AXA is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended. AXA has shared investment power with respect to 1,364,367 shares of Common Stock, sole voting power with respect to 869,432 shares of Common Stock, shared voting power with respect to 11,250 shares of Common Stock and no voting power with respect to 483,685 shares of Common Stock. The information set forth herein was obtained from the Schedule 13F filed by AXA on August 14, 2006.

(5)
Private Capital Management, Inc. (“PCM”) is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended. PCM has shared investment and voting power with respect to 1,238,755 shares of Common Stock and does not have sole investment power or sole voting power with respect to any shares of Common Stock. The information set forth herein was obtained from the Schedule 13F filed by PCM on August 14, 2006.

(6)
Barclays Global Investors, NA (“Barclays”) is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended. Barclays has shared investment power with respect to 993,390 shares of Common Stock, sole voting power with respect to 914,823 shares of Common Stock and no voting power with respect to 78,567 shares of Common Stock. The information set forth herein was obtained from the Schedule 13F filed by Barclays on August 3, 2006.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of Common Stock beneficially owned by the Corporation’s directors, the executive officers identified in the summary compensation table below (excluding Mr. Saper, whose holdings are shown in the preceding table) and all directors and executive officers as a group (including Mr. Saper) as of October 1, 2006:

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Common Stock (2)

Alan B. Abramson	22,500	(3)	*
David Altschiller	16,800	(4)	*
William L. Asmundson	49,907	(5)	*
Robert O. Cathcart	54,559	(6)	*
David Gibson	36,550	(7)	*
Terence J. Gunning	52,500	(8)	*
Robert Klatell	15,000	(9)	*
Antonino Laudani	40,400	(10)	*
James J. Loughlin	11,000	(11)	*
William W. Wyman	5,000	(12)	*
All executive officers and directors as a group (consisting of 21 individuals)	3,424,771	(13)	21.1%

*	Represents less than 1% of the shares of Common Stock of the Corporation outstanding as of October 1, 2006.
(1)	This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Corporation by each of them.
(2)
Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of the Common Stock of the Corporation outstanding as of October 1, 2006. For the purpose of calculating each person’s beneficial ownership, any shares issuable pursuant to options exercisable within 60 days of October 1, 2006 are deemed to be beneficially owned by, and outstanding with respect to, such person. An option is considered to be exercisable within 60 days of October 1, 2006 if the option has vested or will vest within such period, even though by October 1, 2006 the threshold price, which, depending on the option, may be a condition for exercisability, may not have been reached.

(3)	Consists of 22,500 shares which are issuable pursuant to currently exercisable options.
(4)	Includes 15,000 shares which are issuable pursuant to currently exercisable options.
(5)	Includes 27,500 shares which are issuable pursuant to currently exercisable options and 5,000 shares owned by his wife.
(6)	Includes 54,000 shares which are issuable pursuant to currently exercisable options.
(7)	Consists of 36,550 shares which are issuable pursuant to currently exercisable options.
(8)	Consists of 52,500 shares which are issuable pursuant to currently exercisable options.
(9)	Consists of 15,000 shares which are issuable pursuant to currently exercisable options.
(10)	Consists of 40,400 shares which are issuable pursuant to currently exercisable options.
(11)	Includes 10,000 shares which are issuable pursuant to currently exercisable options.
(12)	Consists of 5,000 shares which are issuable pursuant to currently exercisable options.
(13)	Includes 995,700 shares which are issuable pursuant to currently exercisable options.

EXECUTIVE OFFICERS OF THE CORPORATION

The following table sets forth the names, ages and all positions and offices held by the Corporation’s present executive officers. Unless otherwise indicated below, each person has held the office indicated for more than five years:

Name	Age	Positions and Offices Presently Held

Lawrence Saper	78	Chairman of the Board of Directors and Chief Executive Officer
Fred Adelman	53	Vice President, Chief Accounting Officer (1)
Nicholas E. Barker	48	Vice President, Corporate Design (2)
Robert O. Cathcart	46	Vice President; President, Interventional Products Division (3)
James L. Cooper	55	Vice President, Human Resources (4)
David A. Gibson	37	Vice President; President, Patient Monitoring Division (5)
Terence J. Gunning	48	Vice President; President, Cardiac Assist Division (6)
Scott D. Kantor	43	Vice President, Finance and Administration; Chief Financial Officer; Treasurer; and Secretary (7)
Timothy J. Krauskopf	45	Vice President, Regulatory and Clinical Affairs (8)
Antonino Laudani	47	Vice President; President, InterVascular, Inc. (9)
Donald R. Lemma	44	Vice President, Chief Information Officer (10)
Boris Leschinsky	40	Vice President, Technology (11)
Henry M. Scaramelli	53	Vice President, Corporate Controller (12)
Rachel Winokur	33	Vice President, Business Development (13)
S. Arieh Zak	45	Vice President, Corporate Counsel (14)

(1)
Mr. Adelman has been employed by the Corporation as Vice President, Chief Accounting Officer since July 2002. From October 1999 to June 2002, he served as Corporate Controller. From July 1983 to October 1999, Mr. Adelman was employed by the Corporation as Director of Corporate Accounting.

(2)	Mr. Barker has been employed by the Corporation as Vice President, Corporate Design since December 1997.
(3)
Mr. Cathcart has been employed by the Corporation as Vice President; President, Interventional Products Division since May 2005. From November 2004 to April 2005, he served as Vice President; President, Interventional Products/InterVascular Group. From July 2004 to October 2004, Mr. Cathcart served as Group Vice President of Sales for Cardiac Assist, InterVascular and Interventional Products. From October 2001 to June 2004, Mr. Cathcart served as Vice President Sales for Cardiac Assist. Prior to joining the Corporation, Mr. Cathcart served as Vice President of Sales for Promedix/SpecialtyMD, from December 1999 to January 2001.

(4)	Mr. Cooper has been employed by the Corporation as Vice President, Human Resources since January 1998.
(5)
Mr. Gibson has been employed by the Corporation as Vice President; President, Patient Monitoring Division since January 2005. From January 2003 to December 2004, Mr. Gibson served as Vice President, Service. Prior to joining the Corporation, Mr. Gibson served as Vice President, Repair Operations and Regional Service Manager with General Electric Medical Systems from July 1996 to September 2002.

(6)
Mr. Gunning has been employed by the Corporation as Vice President; President, Cardiac Assist Division since April 2004. Prior to joining the Corporation, Mr. Gunning served as Vice President and General Manager of the Anatomic Pathology Division of Quest Diagnostics Incorporated from February 2001 to March 2004. From September 1997 to January 2001, Mr. Gunning served as Corporate Vice President of Marketing for Quest Diagnostics.

(7)
Mr. Kantor has been employed by the Corporation as Chief Financial Officer; Vice President, Finance and Administration; Treasurer; and Secretary since November 2005. Prior to joining the Corporation, Mr. Kantor served as Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of LeCroy Corporation from February 2003 to November 2005, Vice President and Corporate Controller from January 2002 to January 2003 and as Corporate Controller from August 1999 to December 2001.

(8)
Mr. Krauskopf has been employed by the Corporation as Vice President, Regulatory and Clinical Affairs since February 2006. Prior to joining the Corporation, he served as Senior Vice President for Regulatory and Clinical Affairs for CardiacAssist, Inc. from March 2002 to December 2005. Mr. Krauskopf served as Vice President, Regulatory and Clinical Affairs for Cytyc Corporation from June 2000 to January 2002.

(9)
Mr. Laudani has been employed by the Corporation as Vice President; President, InterVascular, Inc. since February 2005. From January 2005 to April 2005, he was Group Vice President of Sales for Cardiac Assist, InterVascular and Interventional Products for Europe, the Middle East and Africa (“EMEA”). Mr. Laudani has retained these responsibilities in his current role and, effective September 2006, is responsible for sales of Patient Monitoring products for EMEA. From May 2002 to December 2004, Mr. Laudani served as Vice President, Cardiac Assist Sales for EMEA. Prior to joining the Corporation, Mr. Laudani was an independent consultant from February 2002 to April 2002. Mr. Laudani served as Vice President Marketing for Tyco Healthcare for EMEA from June 1999 to January 2002. In this position, Mr. Laudani was also in charge of R&D and non-hospital product sales for EMEA.

(10)
Dr. Lemma has been employed by the Corporation as Vice President, Chief Information Officer since May 2005. Prior to joining the Corporation, Dr. Lemma was an independent consultant from April 2004 to February 2005. From February 2002 to March 2004, Dr. Lemma served as Vice President and Chief Information Officer for Schering-Plough Corporation. From April 2001 to January 2002, he served as Vice President of Information Management for Bristol-Myers Squibb. From October 1998 to March 2001, he served as Vice President and CIO for Etec Systems.

(11)
Mr. Leschinsky has been employed by the Corporation as Vice President, Technology since July 2005. From August 1990 until June 2005, he served in various engineering positions in the R&D Department of the Cardiac Assist Division.

(12)
Mr. Scaramelli has been employed by the Corporation as Vice President, Corporate Controller, Operations from September 2003 to the present. From June 2004 to the present, Mr. Scaramelli has served as Acting Vice President of Finance for the Interventional Products Division and InterVascular, Inc. From July 2002 to August 2003, Mr. Scaramelli served as Group Vice President, Finance for the Cardiac Assist Division and InterVascular, Inc. From October 1996 to June 2002, Mr. Scaramelli served as Vice President, Finance for the Cardiac Assist Division.

(13)
Ms. Winokur has been employed by the Corporation as Vice President, Business Development since September 2006. From August 2003 until August 2006, she served as Director of Business Development. Prior to joining the Corporation, Ms. Winokur served as Senior Director of Operations for Bertelsmann Inc. from January 2002 to May 2003 and as Director, Business Development from January 2001 to December 2001. Ms. Winokur served as Manager, Business Development for BOL.com, a subsidiary of Bertelsmann, Inc., from August 1999 to December 2000.

(14)	Mr. Zak has been employed by the Corporation as Vice President, Corporate Counsel since November 1992. He served as Vice President of Regulatory Affairs from September 1995 to January 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the fiscal years ended June 30, 2006, 2005 and 2004, the compensation for services in all capacities to the Corporation of those persons who were at June 30, 2006 the chief executive officer and the other four most highly compensated executive officers of the Corporation (collectively, the “Named Executives”):

		Annual Compensation
								Long-Term
Name and Principal Position	Year	Salary ($)		Bonus ($) (1)		Other Annual Compensation ($)		Compensation Awards Options (#)	All Other Compensation ($) (2)

Lawrence Saper	2006	1,000,000		—		460,443	(3)	—	18,950
Chairman of the Board of Directors	2005	1,000,000		—		420,962	(3)	—	18,834
and Chief Executive Officer	2004	1,000,000		500,000		356,004	(3)	—	19,107

Antonino Laudani (4)	2006	337,254		150,730	(5)	56,620	(6)	—	8,154
Vice President; President,	2005	337,908		132,523	(5)	61,424	(6)	30,000	9,206
InterVascular, Inc.	2004	267,807		121,360	(5)	53,298	(6)	1,500	8,100

Terence J. Gunning	2006	275,000		85,000	(7)	—		—	9,775
Vice President; President, Cardiac	2005	275,000		10,000		—		2,500	3,347
Assist Division	2004	62,500	(8)	—		—		50,000	214

David Gibson	2006	257,500		20,000		57,591	(9)	—	7,141
Vice President; President,	2005	215,000		10,000		—		27,500	8,473
Patient Monitoring Division	2004	161,542		68,000		27,085	(9)	1,500	3,473

Robert O. Cathcart	2006	275,000		—		—		—	6,444
Vice President; President,	2005	255,833		10,000		—		32,500	7,025
Interventional Products	2004	204,468		55,000		—		9,000	6,292

(1)	Represents bonus earned in each respective fiscal year, which is paid in the first quarter of the subsequent fiscal year.
(2)
Amounts in this column represent (a) the Corporation’s matching contributions under the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan, (b) premiums for term life insurance and long term disability insurance and (c) with respect to a split-dollar life insurance program maintained by the Corporation for the benefit of Mr. Saper, the increase in Mr. Saper’s portion of the current year’s cash value of the policy. The amounts comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 2006 are as follows: Saper: (a) $6,479, (b) $892 and (c) $11,579; Laudani: (a) $0 and (b) $8,154; Gunning: (a) $8,737 and (b) $1,038; Gibson: (a) $6,103 and (b) $1,038; and Cathcart: (a) $5,406 and (b) $1,038. The amounts comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 2005 are as follows: Saper: (a) $6,150, (b) $1,105 and (c) $11,579; Laudani: (a) $0 and (b) $9,206; Gunning: (a) $2,063 and (b) $1,284; Gibson: (a) $7,329 and (b) $1,144; and Cathcart: (a) $5,780 and (b) $1,245. The amounts comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 2004 are as follows: Saper: (a) $6,420, (b) $1,108 and (c) $11,579; Laudani: (a) $0 and (b) $8,100; Gunning: (a) $0 and (b) $214; Gibson: (a) $2,571 and (b) $902; and Cathcart: (a) $5,176 and (b) $1,116. Cumulative net life insurance premiums paid under the split-dollar life insurance program are recoverable with respect to Mr. Saper, on death, if not recovered earlier.

(3)
Includes payments for automobile and reimbursement for executive portion of split-dollar life insurance, respectively, in the following amounts: $111,466 and $239,531 in fiscal year 2006; $105,507 and $206,547 in fiscal year 2005; and $80,406 and $185,290 in fiscal year 2004.

(4)	All amounts for Mr. Laudani represent translation of Euro amounts to U.S. dollars since Mr. Laudani resides in Europe and his compensation is paid in Euros.
(5)	Includes quarterly incentive bonus payments of $105,159 in fiscal year 2006, $119,781 in fiscal year 2005 and $121,360 in fiscal year 2004.

(6)	Includes payments for automobile of $54,350 in fiscal year 2006, $56,987 in fiscal year 2005 and $53,298 in fiscal year 2004.
(7)	Includes payment of deferred hiring bonus of $55,000 in fiscal year 2006.
(8)	Mr. Gunning began his employment with the Corporation in April 2004.
(9)	Includes payments for reimbursement of temporary living expenses of $46,771 in fiscal year 2006 and $27,085 in fiscal year 2004.

Options of Named Executives to Purchase Securities

On September 19, 1995, the Corporation adopted the 1995 Stock Option Plan, which was subsequently approved at the 1995 Annual Meeting of Shareholders. Options that qualify as, and options that do not qualify as, incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), may be granted thereunder. The 1995 Stock Option Plan, as amended, reserved 4,150,000 shares of Common Stock for issuance to key employees and officers recommended and approved by the Board of Directors, or a committee thereof, at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant. The Stock Option Plan is administered by the Compensation Committee. The 1995 Stock Option Plan terminates on December 7, 2010.

On September 12, 2005, the Corporation adopted the Datascope Corp. 2005 Equity Incentive Plan (“2005 Plan”), which was subsequently approved at the 2005 Annual Meeting of Shareholders. The 2005 Plan authorizes the grant of performance shares, performance units, options, stock appreciation rights, restricted shares and deferred shares. Options granted under the 2005 Plan may be either options that qualify as incentive stock options under the Code or nonqualified stock options. The 2005 Equity Incentive Plan reserved 1,200,000 shares of Common Stock for issuance to selected employees, non-employee directors and consultants recommended and approved by the Board of Directors at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant. The 2005 Equity Incentive Plan is administered by the Compensation Committee. The 2005 Equity Incentive Plan terminates on December 6, 2015.

Option Grants in Last Fiscal Year

No option grants were made to any of the Named Executive Officers in fiscal year 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth for each Named Executive certain information about stock options exercised during fiscal year 2006 and unexercised stock options held at the end of fiscal year 2006. The value realized upon exercise of an option is the difference between the exercise price of the option and the fair market value of the Corporation’s Common Stock (average of the high and low sale prices of the Corporation’s Common Stock as quoted on The NASDAQ National Market System) on the exercise date multiplied by the number of stock options exercised. The value of an unexercised in-the-money option at the end of fiscal year 2006 is the difference between its exercise price and the fair market value of the Corporation’s Common Stock on June 30, 2006. The value of unexercised in-the-money options, unlike the amounts set forth in the column “Value Realized,” has not been, and may never be, realized. Such options have not been, and may never be, exercised. The actual gain, if any, on exercise will depend on the value of the Corporation’s Common Stock on the date of exercise. An option is “in-the-money” if the fair market value of the Corporation’s Common Stock exceeds the exercise price of the option. An option is “exercisable” if it has vested and the fair market value as of June 30, 2006 is above the threshold price.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End(#) Exercisable/ Unexercisable	Value of Unexercised In-The- Money Options at Fiscal Year End($) Exercisable/ Unexercisable

Lawrence Saper	—	—	500,000 / 0	1,130,000 / 0
Antonino Laudani	10,000	96,100	0 / 40,400	0 / 42,562
Terence J. Gunning	—	—	0 / 52,500	0 / 6,000
David Gibson	—	—	7,550 / 32,750	63,684 / 37,631
Robert O. Cathcart	10,200	101,795	0 / 54,000	0 / 0

Pension Plan and Supplemental Benefit Plans

Pension Plan

The Corporation maintains the Datascope Corp. Pension Plan for U.S. employees. Each year the Corporation contributes an amount necessary to fund the plan on an actuarial basis. Pension benefits to be received upon retirement are determined by an employee’s highest 5 consecutive years’ earnings (based on base salary, commission and certain bonus compensation paid to sales and service representatives) in the 10 years preceding retirement, length of service with the Corporation and age at retirement. Mr. Saper is currently credited with 43 years of service under the plan, Mr. Gunning with 3 years, Mr. Gibson 4 years and Mr. Cathcart with 5 years. Pensions are reduced by 1.5% of an employee’s estimated primary Social Security benefit for each year of credited service (to a maximum of 33 1/3 years). The net pension is limited as required by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The table below illustrates annual pension benefits on a single life basis, assuming retirement at age 65 and prior to reduction for Social Security benefits or application of the ERISA limits.

Pension Plan Table

	Years of Service

Final Average Compensation	15	20	25	30	35

$125,000	$28,125	$37,500	$46,875	$56,250	$65,625
150,000	33,750	45,000	56,250	67,500	78,750
175,000	39,375	52,500	65,625	78,750	91,875
200,000	45,000	60,000	75,000	90,000	105,000
225,000	50,625	67,500	84,375	101,250	118,125
250,000	56,250	75,000	93,750	112,500	131,250
300,000	67,500	90,000	112,500	135,000	157,500
400,000	90,000	120,000	150,000	180,000	210,000
450,000	101,250	135,000	168,750	202,500	236,250
500,000	112,500	150,000	187,500	225,000	262,500

Mr. Laudani’s pension benefits are provided by the government pension program in Italy, his country of residence. Current provisions of the Italian pension program provide a pension after 40 years of service, including education, military service and work. The pension benefit is 80% of the employee’s total compensation based on average total compensation for the final 10 years of employment.

Supplemental Benefit Plans

The Corporation also maintains certain plans which provide for supplemental retiree medical benefits to Mr. Saper and his wife and supplemental pension benefits for Mr. Saper (the “Supplemental Benefits Plans”). The retiree medical benefits plan will provide certain lifetime medical benefits to Mr. Saper and his wife upon the termination of Mr. Saper’s employment with the Corporation. The supplemental pension benefits plan, as amended, for Mr. Saper provides that upon his retirement, Mr. Saper is entitled to receive annual lifetime payments, the amounts of which will be based on 60% of the average total compensation for the three years in which Mr. Saper’s compensation was greatest of the ten years immediately preceding Mr. Saper’s retirement, less the benefit payable under the Datascope Corp. Pension Plan. The supplemental retirement benefit will not be less than the value of the benefit that would have been payable had Mr. Saper’s retirement occurred at age 65, which amount is actuarially increased to his actual retirement date. At June 30, 2006, the estimated annual benefit payable to Mr. Saper under his supplemental pension benefits plan approximates $2,343,300. Under the terms of Mr. Saper’s Supplemental Benefits Plan, the annual benefit will be increased to reflect changes in his compensation to retirement.

The Supplemental Benefits Plan in effect in fiscal 2006 for Mr. Saper also provides survivor benefits in the form of a $10,000,000 life insurance policy, maintained pursuant to a split-dollar agreement among Mr. Saper, the Corporation, and a trust for the benefit of Mr. Saper’s family (the “Trust”). The Corporation’s net investment in the program is recoverable on Mr. Saper’s death, but may be repaid sooner by the Trust. Benefits under the Supplemental Benefits Plan are paid from the general funds of the Corporation; however, the Corporation maintains key-man life insurance intended to recover a portion of the net after-tax cost of the benefits upon Mr. Saper’s death.

The Sarbanes-Oxley Act of 2002 (“SOA”) prohibits the making of personal loans by corporations to directors or executive officers, and it is possible that the portion of the premium payable by the Corporation under the split-dollar agreement may be characterized as a personal loan to Mr. Saper. Subsequent to the enactment of SOA, the Corporation ceased making payments on its portion of the premiums under the split dollar agreement. Also, recently adopted Treasury regulations increase the amount of payments by a corporation under split-dollar programs which are imputed as income of the executive participating in the program, and therefore reimbursement to Mr. Saper for such additional income by the Corporation will substantially increase the Corporation’s cost of maintaining the program.

Compensation of Directors and Other Matters

The annual retainer for each director of the Corporation (except Mr. Saper and Mr. Altschiller) was $24,000, which is payable in shares of Common Stock pursuant to the Datascope Corp. Non-Employee Director Compensation Plan (the “Non-Employee Director Plan”). Payment of the annual retainer generally occurs at the beginning of the next succeeding calendar year. A director may elect to defer receipt of compensation, in which case the annual retainer will be paid entirely in shares of Common Stock. In the case of directors electing current receipt of compensation, 40% of such portion is paid in cash (to approximate current federal and state income tax liability) and the balance in Common Stock of the Corporation. In addition, pursuant to the Non-Employee Director Plan, each director of the Corporation (except Mr. Saper and Mr. Altschiller) receives on January 1 of each year a grant of options to purchase 5,000 shares of Common Stock. These options are generally immediately exercisable and have an exercise price equal to the average of the closing price of Common Stock as quoted on The NASDAQ National Market System on the last ten trading days of the calendar year prior to the date of grant.

In addition to the annual retainer described above, the chairman of the Audit Committee received an annual retainer of $7,500, each chairman of the Compensation Committee and the Nominating Committee received an annual retainer of $5,000 and each member (other than the chairman) of the Audit Committee, Compensation Committee and Nominating Committee received an annual retainer of $3,000. Each director of the Corporation (except Mr. Saper and Mr. Altschiller) also received a fee of $1,500 for each meeting of the Board of Directors, $1,000 for each committee meeting which such director attends in person and $500 for each telephonic committee meeting. In February 2005, the Board of Directors named Mr. Asmundson a Liaison Director, to serve as an intermediary between the Board of Directors and management. As Liaison Director, Mr. Asmundson receives $2,000 per month in addition to the fees listed above.

The Board of Directors has agreed to adjust director compensation as follows, which will be effective upon committee approval. The annual retainer for each director of the Corporation (except Mr. Saper) will be increased to $25,000, which continues to be payable in shares of Common Stock. Directors will no longer receive a grant of options to purchase 5,000 shares of Common Stock. Beginning January 1, 2007, each director (except Mr. Saper) will receive restricted shares worth $70,000, with one-year vesting restrictions, pursuant to the 2005 Equity Incentive Plan. A director may elect to defer receipt of compensation, in which case the award will be paid entirely in restricted stock units.

The chairman of the Audit Committee will receive an annual retainer of $10,000 and each chairman of the Compensation Committee and the Nominating Committee will receive an annual retainer of $7,500. Each member (other than the chairman) of the Audit Committee, Compensation Committee and Nominating Committee will continue to receive an annual retainer of $3,000. Each director of the Corporation (except Mr. Saper) will receive a fee of $2,000 for each meeting of the Board of Directors and continue to receive $1,000 for each committee meeting which such director attends in person and $500 for each telephonic committee meeting. As Liaison Director, Mr. Asmundson will continue to receive $2,000 per month in addition to the fees listed above.

From time to time, the Corporation has granted options to directors to purchase shares of Common Stock. These options remain exercisable in full until the earlier of ten years after the date of grant or the termination of status as a director of the Corporation, and are not transferable except that each of the options may be exercised by an executor or administrator within one year after an optionee’s death or disability but not beyond the option’s normal expiration date. Each option provides that the optionee may pay for any shares acquired pursuant to the exercise of such option by cash or check or by transfer to the Corporation of a number of shares of Common Stock with an aggregate market value equal to the aggregate option exercise price. Such options do not qualify as incentive stock options under the Code. For federal income tax purposes, an optionee will realize taxable income on the date of exercise of an option, and the Corporation will then be allowed a deduction from income, equal to the excess of (a) the aggregate market value, on the date of exercise, of the shares so acquired over (b) the aggregate option exercise price for such shares.

Transactions with respect to stock options granted to directors who are officers of the Corporation pursuant to the 1981 Stock Option Plan, the 1995 Stock Option Plan, the 2005 Equity Incentive Plan and with respect to certain director options which have been approved by the shareholders of the Corporation are exempt from the short-swing trading liability provisions of Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 of the Exchange Act. The 1981 Stock Option Plan and the 1995 Stock Option Plan do not cover grants to directors who are not employees or officers of the Corporation. The Datascope Corp. 2005 Equity Incentive Plan covers grants to directors who are not employees or officers of the Corporation.

Mr. Altschiller has been engaged as a consultant to the Corporation since September 1998, providing advice and counsel in the area of advertising. In consideration for these services, the Corporation paid Mr. Altschiller a consulting fee of $200,000 during fiscal year 2006.

Certain Relationships and Related Transactions

Adam Saper, the son of Lawrence Saper, Chairman of the Board of Directors and Chief Executive Officer, is employed by the Corporation and currently holds the title of Director of Business Development, Patient Monitoring Division. During fiscal year 2006, the Corporation paid Adam Saper $164,800 in base salary and a bonus of $7,000 earned for fiscal year 2005, paid in fiscal 2006.

In fiscal year 2006, the Corporation purchased $16,500 of art for use in its facilities from Carol Saper Fine Arts Ltd. Carol Saper is the wife of Lawrence Saper, Chairman and Chief Executive Officer.

On June 9, 2000, Boris Leschinsky, Vice President of Technology, received a loan from the Corporation with a principal amount of $200,000. The promissory note requires annual payments of $20,000 plus interest, based on an annual rate of eight percent with the final payment due on June 8, 2010. The current principal balance is $80,000. The largest aggregated amount outstanding at any time during fiscal year 2006 was $108,000 and the amount outstanding as October 1, 2006 was $81,964.

See “Compensation of Directors and Other Matters” for disclosure of compensation payable to Mr. Altschiller.

Employment Contracts and Termination of Employment and Change in Control Arrangements

The Corporation has entered into an employment agreement with Mr. Saper, dated as of July 1, 1996 (as amended, the “Saper Employment Agreement”). The Saper Employment Agreement is for a term of five years with automatic daily one-day extensions of the term unless either party gives notice of intent not to continue to extend the term. The Saper Employment Agreement provides for an annual base salary and increases to the base salary as determined by the Board of Directors or the Compensation Committee. On September 22, 1999, the Compensation Committee determined to set Mr. Saper’s annual base salary at $1,000,000. Pursuant to the terms of the Saper Employment Agreement, Mr. Saper is entitled to an annual bonus based on criteria determined by the Compensation Committee. Under the Saper Employment Agreement, Mr. Saper is also entitled to receive bonus compensation in accordance with any long-term and annual incentive compensation plans that are maintained by the Corporation for the benefit of its executives. See “Report of the Compensation Committee on Executive Compensation.” Mr. Saper is also entitled to certain retirement benefits. See “Pension Plan and Supplemental Benefit Plans.” Under the Saper Employment Agreement, on March 13, 2002 the Corporation advanced to Mr. Saper $260,000 for payment of a membership deposit to a golf club. Mr. Saper will repay such amount upon the termination of Mr. Saper’s membership in the golf club or, if earlier, upon the termination of Mr. Saper’s employment with the Corporation. Mr. Saper may terminate the Saper Employment Agreement for good reason, including a significant breach by the Corporation of its obligations thereunder or certain changes in control of the Corporation, in which event Mr. Saper is entitled to receive a lump-sum payment equal to the weighted average of his compensation (including base salary and bonus compensation) for the previous three years multiplied by the number of years remaining in his term of employment.

The Corporation has entered into change in control agreements with various members of its management, including the Named Executives. Under these agreements, in the event of a change in control of the Corporation, the Named Executives would be entitled to a lump sum payment equal to 2.99 times their annual base salary then in effect plus bonus.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation Committee establishes and reviews the Corporation’s arrangements and programs for compensating executive officers, including the Named Executives. The Compensation Committee is composed entirely of directors who are neither officers nor employees of the Corporation. The Compensation Committee has been advised by outside legal counsel and by compensation consultants in formulating the Compensation Committee’s overall philosophy and objectives regarding executive compensation and in structuring the Chief Executive Officer’s compensation package.

Compensation Philosophy and Objectives of the Corporation

The Compensation Committee’s policy is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Corporation. Under this approach, the attainment of yearly earnings and other short-term targets is compensated through yearly bonuses under the bonus plans described below, and long-term performance of the Corporation is rewarded through grants of stock options under the 1995 Stock Option Plan and awards granted pursuant to the Datascope Corp. 2005 Equity Incentive Plan and the Long-Term Incentive Plan described below. The bonuses and awards are in addition to executives’ yearly base salaries, which are determined in a manner to be competitive with companies which the Compensation Committee believes are comparable to other corporations in the Corporation’s industry.

The Datascope Corp. 2004 Management Incentive Plan, approved by the shareholders in December 2003 (the “2004 Management Incentive Plan”), allows for bonus payments to eligible executives based on attainment of overall corporate and division financial thresholds and targets and certain subjective criteria; in the case of Mr. Saper, the thresholds and targets are limited to objective financial criteria. The thresholds and targets are established within the first 25% of the measurement period by the Corporation’s Board of

Directors. Bonuses are granted to participants if the thresholds are achieved, and the size of the executive’s bonus increases with the level of achievement up to a certain maximum level of bonus. However, the Compensation Committee has the discretion to (i) decrease or eliminate the award payable to any executive who is covered by Section 162(m) of the Code (such as Mr. Saper) (each a “Covered Employee”), or (ii) increase, decrease or eliminate the award payable to any other executive, to reflect the individual performance and contribution of, and other factors relating to, such executive.

The Datascope Corp. 2005 Equity Incentive Plan, approved by the shareholders in December 2005 (the “2005 Equity Incentive Plan”), allows for awards to executives, certain types of which are based on the attainment of performance objectives specified in the grant. The performance objectives may be based on Corporation-wide objectives or objectives that are related to the performance of the executive or the department or function within the Corporation in which the executive is employed. These objectives may be measured on an absolute basis or a relative basis, which is measured by a group of peer companies or by a financial market index. These award grants may specify a minimum level below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is above the minimum acceptable level. The Compensation Committee may also grant stock appreciation rights, restricted shares, deferred shares and stock options under the 2005 Equity Incentive Plan.

The Long-Term Incentive Plan, approved by the Board of Directors on September 12, 2006 (the “Long-Term Incentive Plan”), allows for awards to designated executives and senior managers whose positions enable them to manage, invest, develop or negotiate opportunities that contribute directly to the growth of the Corporation’s earnings. The Corporation’s performance objectives under the Plan for the three-year period ended June 30, 2009 are specified levels of the compound growth rate (“CAGR”) of consolidated net earnings, excluding special items. The Long-Term Incentive Plan specifies threshold, target and maximum levels of CAGR that will determine the cash amount payable under the plan. The initial implementation of the plan shall measure results from the Corporation’s fiscal years 2007 through 2009. A new three-year measurement period will commence in each subsequent year thereafter. The Compensation Committee assigned participants a target amount, a percentage of base pay used to calculate benefits under the plan, which ranged from 30% to 40% of base pay. Under the Long-Term Incentive Plan, a participant can receive from 0% to 200% of the applicable target amount, depending on the Corporation’s actual compound annual growth rate of consolidated net earnings.

The Compensation Committee believes that, in addition to compensating executives for the long-term performance of the Corporation, the grant of awards aligns the interest of the executives with those of the Corporation’s shareholders. The Compensation Committee determines the recipients of awards and the size of the awards consistent with these principles, and based on the employee’s performance and position with the Corporation.

Compensation of the Chief Executive Officer

Mr. Saper’s compensation for fiscal year 2006 was determined pursuant to the employment agreement, dated as of July 1, 1996. The overall compensation included in the employment agreement paid to Mr. Saper was determined in a manner the Compensation Committee believes is reflective of the Corporation’s operating results, the growth in the Corporation’s business and the value of the Corporation’s equity. Because certain earning targets were not reached in fiscal year 2006, Mr. Saper did not receive a bonus under the 2004 Management Incentive Plan for fiscal year 2006.

Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a tax deduction for compensation over $1,000,000 paid to the Corporation’s Chief Executive Officer and certain other highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The 2004 Management Incentive Plan was approved by shareholders and contains the provisions necessary so that amounts payable to Mr. Saper (and other Covered Employees) under the 2004 Management Incentive Plan will not be subject to the deduction limitations of Section 162(m) of the Code.

Compensation Committee

Alan B. Abramson
Robert Klatell
James J. Loughlin

The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of Robert Klatell, James J. Loughlin and William W. Wyman. Each of the members of the audit committee is “independent” as defined under applicable National Association of Securities Dealers, Inc.’s listing standards and is financially literate as that qualification is interpreted by the Board of Directors. In addition, at least one member of the Audit Committee has accounting or related financial management experience, as the Board of Directors interprets that qualification. The Board of Directors has adopted a written charter with respect to the Audit Committee’s roles and responsibilities.

The Audit Committee’s primary duties and responsibilities are to (1) monitor the integrity of the Corporation’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, (2) monitor the independence and performance of the Corporation’s independent registered public accounting firm and (3) provide an avenue of communication among the independent registered public accounting firm, management and the Board of Directors.

It is the responsibility of the independent registered public accounting firm to audit the Corporation’s consolidated financial statements. The Audit Committee does not provide any expert or other special assurance as to the Corporation’s financial statements or any expert or professional certification as to the work of the Corporation’s independent registered public accounting firm. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Corporation’s audited financial statements with its management and Deloitte & Touche LLP, its independent registered public accounting firm. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee) and the Audit Committee discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the audited financial statements to be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 for filing with the Securities and Exchange Commission.

Audit Committee

Robert Klatell
James J. Loughlin
William W. Wyman

FEES BILLED FOR SERVICES RENDERED BY THE CORPORATION’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

For the fiscal years ended June 30, 2006 and 2005, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, the Corporation’s independent registered public accounting firm, billed the approximate fees set forth below:

	2006	2005

Audit Fees (1)	$1,577,533	$1,487,525
Audit-Related Fees	—	—
Tax Fees (2)	102,198	88,300
All Other Fees	—	—

Total Fees	$1,679,731	$1,575,825

(1)
Audit Fees consist of fees for the audit of the annual financial statements, reviews of the quarterly financial statements, statutory and regulatory audits of various subsidiaries outside the United States, audit services related to management’s documentation of internal control as required by the Sarbanes-Oxley Act of 2002, Section 404, and other services related to Securities and Exchange Commission matters.

(2)	Tax Fees primarily include tax services for reviews of U.S. consolidated federal corporate income tax returns and reviews of foreign tax returns in certain European countries.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firm’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has policies and procedures that require the pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the proposed services, including the nature, type and scope of services and the related fees to be rendered by the independent registered public accounting firm during the year. If any additional services become necessary during the year, such services and the related fees are also approved by the Audit Committee in advance of the provision of such services.

Performance Graph

The following graph compares the cumulative total shareholder return on Common Stock with the cumulative total return of the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Health Care Equipment Index for the five year period commencing July 1, 2001 and each subsequent June 30 through June 30, 2006. The graph assumes that the value of the investment in Common Stock was $100 on July 1, 2001 and that all dividends were reinvested.

OTHER BUSINESS

The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting of Shareholders. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation’s 2007 Proxy Statement and form of proxy on or prior to July 6, 2007.

In accordance with our Bylaws, for a proposal to be properly brought before the 2007 Annual Meeting of Shareholders, the shareholder must deliver written notice of the business the shareholder would like to present, or the person or persons the shareholders would like to nominate as a director, to the Secretary of the Corporation at its principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the 2006 Annual Meeting of Shareholders. Therefore, any notice given by the shareholder pursuant to these provisions of our Bylaws must be received no earlier than September 13, 2007 and no later than October 13, 2007, unless the Annual Meeting of Shareholders date is more than 30 days before or after the anniversary date, December 12, 2007. If the 2007 Annual Meeting of Shareholders is not held within 30 days before or after this year’s meeting date, then notice must be received by the Corporation no later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure of the date of the meeting was given or made.

To be in proper form, a shareholder’s notice must include the specific information regarding the proposal or nominee as described in our Bylaws. The Corporation will not accept a proposal or nomination that does not meet the requirements of the Corporation’s Bylaws and the requirements of the SEC regarding submitting a proposal or nomination.

Notices of intention to present proposals at the 2007 Annual Meeting of Shareholders should be addressed to Secretary, Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645. The Corporation reserves the right to reject or take other appropriate action with respect to a proposal that does not comply with the requirements stated above and other applicable requirements.

ANNUAL REPORTS AND FINANCIAL STATEMENTS

The Annual Report to Shareholders of the Corporation for the fiscal year ended June 30, 2006 (the “Annual Report”) is being furnished simultaneously herewith. The Annual Report is not to be considered a part of this Proxy Statement.

Upon the written request of any shareholder of the Corporation, management will provide, free of charge, a copy of the Annual Report, including the financial statements and schedules thereto. Requests should be mailed to: Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645, Attention: Secretary.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Corporation’s financial statements for the years ended June 30, 2006 and 2005 have been audited by the firm of Deloitte & Touche LLP, independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

The Board of Directors intends to review the appointment of the independent registered public accounting firm for the audit of the Corporations financial statements for the year ending June 30, 2007 at a meeting subsequent to the Annual Meeting of Shareholders.

COST OF SOLICITATION

The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. The Corporation has engaged the firm of MacKenzie Partners, Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $9,000 plus reimbursement of out-of-pocket expenses. In addition, directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communication. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

By Order of the Board of Directors,

SCOTT D. KANTOR
Secretary

Dated: October 27, 2006

PROXY	COMMON STOCK

DATASCOPE CORP. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS DECEMBER 12, 2006

The undersigned hereby constitutes and appoints LAWRENCE SAPER and SCOTT D. KANTOR, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of common stock, par value $0.01 per share, of DATASCOPE CORP. that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Shareholders of DATASCOPE CORP., to be held at the JPMorganChase - Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017-2070, on December 12, 2006 at 11:00 a.m., local time, and at any adjournment or postponement thereof, on all matters coming before said meeting:

1.	ELECTION OF DIRECTORS Nominees: Lawrence Saper and Robert Klatell (Mark only one of the following boxes.)

VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any):	VOTE WITHHELD from all nominees.

2.	In their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

(Continue and sign on other side)

(Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated October 27, 2006.

Dated:	, 2006

Signature of Shareholder(s)

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

Please date and sign exactly as name appears above.

I plan      I do not plan      to attend the Annual Meeting.